Exhibit 10.2

Execution Version

Sound Point DIRECT LENDING BDC

ADMINISTRATION AGREEMENT

This Administration Agreement is hereby made as of the 15th day of December, 2025 (the “Agreement”), between Sound Point Direct Lending BDC, a Delaware statutory trust (together with any successor thereto, the “Company”), and Sound Point Administration LLC, a Delaware limited liability company (the “Administrator”).

WITNESSETH:

WHEREAS, the Company is a newly formed closed-end management investment company that intends to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Company desires to retain the Administrator to provide administrative services to the Company, and the Administrator is willing to provide or procure such services, on the terms and conditions hereafter set forth.

NOW, THEREFORE, in consideration of the covenants and the mutual promises hereinafter set forth, the parties hereto, intending to be legally bound hereby, mutually agree as follows:

ARTICLE I
APPOINTMENT

The Company hereby appoints the Administrator to act as administrator to the Company for the period and on the terms set forth in this Agreement. The Administrator hereby accepts such appointment and agrees to provide the administrative services herein described, for the compensation herein provided.

ARTICLE II
SERVICES OF THE ADMINISTRATOR

2.1. Administrative Services. Subject to the supervision and the overall control of the board of trustees of the Company (the “Board of Trustees”), the Administrator shall act as administrator of the Company, and furnish, or arrange for others to furnish, the administrative services, personnel and facilities necessary for the operation of the Company, for the period and on the terms and conditions set forth in this Agreement. Without limiting the generality of the foregoing, the Administrator shall provide the Company with office facilities, equipment, clerical, bookkeeping, compliance and record keeping services at such facilities and such other services as the Administrator, subject to review by the Board of Trustees, shall from time to time determine to be necessary or useful to perform its obligations under this Agreement. The Administrator shall also, on behalf of the Company, conduct relations with sub-administrators, custodians, depositories, transfer agents, dividend disbursing agents, other stockholder servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks, regulators and other persons in any other capacity deemed to be necessary or desirable. The Administrator shall make reports to the Board of Trustees of the performance of its obligations hereunder and furnish advice and recommendations with respect to such other aspects of the business and affairs of the Company as it shall determine to be desirable; provided that nothing herein shall be construed to require the Administrator to, and the Administrator shall not, provide any advice or recommendation relating to the securities, instruments and other assets that the Company should purchase, retain or sell or any other investment advisory services to the Company. The Administrator shall be responsible for the financial and other records that the Company is required to maintain, and under the 1940 Act, shall prepare reports to stockholders, and reports and other materials filed with the Securities and Exchange Commission (the “SEC”). The Administrator shall provide the Company with accounting services; shall assist the Company in determining and publishing the Company’s net asset value; shall oversee the preparation and filing of the Company’s tax returns; shall monitor the Company’s compliance with tax and other applicable laws and regulations; and shall prepare, and assist the Company with any audits by an independent public accounting firm of, the Company’s financial statements. The Administrator shall also be responsible for the printing and dissemination of reports to stockholders of the Company and the maintenance of the Company’s website; shall provide support for the Company’s investor relations; shall generally oversee the payment of the Company’s expenses and the performance of administrative and professional services rendered to the Company by others; and shall provide such other administrative services as the Company may from time to time designate. The services to be provided by the Administrator pursuant to this Section 2.1 may be delegated to one or more third-party service providers through the entry into sub-administration agreements as determined by the Administrator to be necessary or desirable, without the consent of any other person, in order to carry out the services set forth in in this Section 2.1 of this Agreement.

2.2. Books and Records. The Administrator agrees to maintain and keep all books, accounts and other records of the Company that relate to activities performed by the Administrator hereunder and will maintain and keep such books, accounts and records in accordance with the 1940 Act. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Administrator agrees that all records which it maintains for the Company shall at all times remain the property of the Company, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of the Agreement or otherwise on written request. The Administrator further agrees that all records which it maintains for the Company pursuant to Rule 31a-1 and other records requirements under the 1940 Act shall be preserved for the periods prescribed by Rule 31a-2 and the other applicable requirements under the 1940 Act unless any such records are earlier surrendered as provided above. Records shall be surrendered in usable machine-readable form. The Administrator shall have the right to retain copies of such records subject to observance of its confidentiality obligations under this Agreement.

2.3. Confidentiality. The parties hereto agree that each shall treat confidentially all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto, including nonpublic personal information pursuant to Regulation S-P of the SEC, shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party, without the prior consent of such providing party, provided, however, that each party may share such information with its affiliates and their officers, trustees and employees. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by any regulatory authority, any authority or legal counsel of the parties hereto, by judicial or administrative process, or otherwise by applicable law or regulation.

2.4. Administrative Services Not Exclusive. The services of the Administrator to the Company are not to be deemed to be exclusive, and the Administrator and each affiliate thereof is free to render services to others. It is understood that trustees, officers, employees and stockholders of the Company are or may become interested in the Administrator and its affiliates, as trustees, officers, members, managers, employees, partners, stockholders or otherwise, and that the Administrator and trustees, officers, members, managers, employees, partners and stockholders of the Administrator and its affiliates are or may become similarly interested in the Company as stockholders or otherwise.

ARTICLE III
COMPENSATION; ALLOCATION OF COSTS AND EXPENSES

3.1. Compensation. In full consideration of the provision of the services of the Administrator, the Company shall reimburse the Administrator for the costs and expenses incurred by the Administrator in performing its obligations and providing personnel (for the avoidance of doubt, including salaries, bonuses and related payroll expenses) and facilities hereunder. To the extent permitted by applicable law, the Administrator may elect to defer or waive all or a portion of its fees hereunder for a specified period of time.

3.2. Allocation of Costs and Expenses. The Company shall bear all costs and expenses that are incurred in its operation and transactions and not specifically assumed by Sound Point Capital Management, LP (the “Adviser”) pursuant to that certain Investment Advisory Agreement, dated as of December 15, 2025, by and between the Company and the Adviser, as the same may be amended from time to time (the “Investment Advisory Agreement”). Costs and expenses to be borne by the Company include, but shall not be limited to, those relating to: (a) the Company’s initial organization costs and operating costs incurred prior to the filing of its election to be regulated as a BDC; (b) the costs associated with any private or public offerings of the Company’s common shares of beneficial interest (the “Shares”) and other securities; (c) calculating individual asset values and the Company’s net asset value (including the costs and expenses of any independent valuation firm or pricing service); (d) debt service and other costs of borrowings or other financing arrangements incurred to finance the Company’s investments; (e) fees and expenses, including legal fees, out-of-pocket expenses and travel expenses, incurred by the Adviser or payable to third parties in performing due diligence on prospective investments, monitoring the Company’s investments and, if necessary, enforcing the Company’s rights; (f) amounts payable to third parties relating to, or associated with, evaluating, making and disposing of investments; (g) the allocated costs incurred by the Adviser in providing managerial assistance to those portfolio companies that request it; (h) brokerage fees and commissions; (i) costs of hedging; (j) federal and state registration fees; (k) fees payable to ratings agencies; (l) federal, state and local taxes; (m) costs of offerings or repurchases of the Company’s Shares and other securities, as applicable; (n) the management fees and incentive fees payable under the Investment Advisory Agreement; (o) distributions on the Company’s Shares and other securities, including costs and expenses relating to such distributions, as applicable; (p) administration fees payable to the Administrator under this Agreement and any sub-administration agreements and related expenses; (q) transfer agent and custody fees and expenses; (r) independent trustee fees and expenses; (s) the costs of any reports, proxy statements or other notices to the Company’s securityholders, including printing and mailing costs; (t) costs of holding meetings of the Company’s securityholders and the compensation of investor relations personnel responsible for the preparation of the foregoing and related matters; (u) litigation, indemnification and other non-recurring or extraordinary expenses; (v) fees and expenses associated with marketing and investor relations efforts; (w) dues, fees and charges of any trade association of which the Company is a member; (x) the costs and expenses associated with subscriptions to data service, research-related subscriptions, quotation equipment and services used in making or holding investments, and the costs of specialty and custom software expense for monitoring risk, compliance and overall investments; (y) the direct costs and expenses of administration and operation, including printing, mailing, telecommunications and staff, including fees payable in connection with outsourced administration functions; (z) fees and expenses associated with independent audits and outside legal costs; (aa) the Company’s fidelity bond; (bb) trustees and officers/errors and omissions liability insurance, and any other insurance premiums; (cc) the costs associated with the Company’s reporting and compliance obligations under the 1940 Act and applicable U.S. federal and state securities laws, including but not limited to (i) the costs of preparing financial statements and maintaining books and records as set forth in Section 2.2 herein, (ii) the costs of preparing and filing such other documents with the SEC (or other regulatory body) as required, and (iii) the compensation and expenses of the professionals responsible for the foregoing; (dd) the costs of winding up; and (ee) all other expenses reasonably incurred by the Company or the Administrator in connection with administering the Company’s business or incurred by the Administrator on the Company’s behalf, such as the allocable portion of overhead and other expenses incurred by the Administrator in performing its obligations under the Administration Agreement, including, but not limited to, rent, the fees and expenses associated with performing compliance functions, and the Company’s allocable portion of the costs of compensation paid to, distributions received by, and related expenses of the Company’s chief compliance officer, chief financial officer, chief operating officer and their respective support staff, and any internal audit staff to the extent internal audit performs a role in the Company’s internal control assessments. To the extent the Administrator outsources any of its functions, the Company shall pay the fees associated with such functions on a direct basis, without profit to the Administrator. The presence of an item in or its absence from the foregoing list, on the one hand, and the list of Company expenses set forth in the Investment Advisory Agreement, on the other, shall in no way be construed to limit the responsibility of the Company for such expense under either agreement.

For avoidance of doubt, it is agreed and understood that, from time to time, the Administrator or its affiliates may pay amounts or bear costs properly constituting Company expenses as set forth herein or otherwise and that the Company shall reimburse the Administrator or its affiliates for all such costs and expenses that have been paid by the Administrator or its affiliates on behalf of the Company. The Administrator shall have the right to elect to waive all or a portion of the reimbursement of such costs and expenses as Administrator is entitled to be paid by the Company under this Agreement.

ARTICLE IV
LIMITATION OF LIABILITY; INDEMNIFICATION

4.1 Scope of Indemnification. To the full extent permitted by applicable law, the Administrator (and its members, managers, officers, agents, employees, controlling persons, and any other person or entity affiliated with any such person or entity or with the Administrator) or the Adviser, including without limitation its partners, shall not be liable to the Company or its security holders for any act or omission by the Administrator (and its members, managers, officers, agents, employees, controlling persons, and any other person or entity affiliated with any such person or entity or with the Administrator) or the Adviser, including without limitation its partners, in connection with the performance of any of its duties or obligations under this Agreement or otherwise acting as administrator for the Company, and the Company shall indemnify, defend and protect the Administrator (and its members, managers, officers, agents, employees, controlling persons, and any other person or entity affiliated with any such person or entity or with the Administrator) or the Adviser, including without limitation its partners, each of whom shall be deemed a third-party beneficiary hereof (collectively, the “Indemnified Parties”), and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or otherwise based upon the performance in good faith of any of the Administrator’s duties or obligations under this Agreement or otherwise as administrator for the Company. Notwithstanding the preceding sentence of this Article IV to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Company or its security holders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Administrator’s duties or by reason of the reckless disregard of the Administrator’s duties and obligations under this Agreement (to the extent applicable, as the same shall be determined in accordance with the 1940 Act and any interpretations or guidance by the SEC or its staff thereunder). The Company’s indemnification of the Indemnified Parties shall, to the extent not in conflict with any relevant insurance policy, be secondary to any and all payment to which any Indemnified Party is entitled from any relevant insurance policy issued to or for the benefit of the Company and its affiliates or any Indemnified Party. The Company’s indemnification of the Indemnified Parties shall also be secondary to any payment pursuant to any other indemnification obligation of any other relevant entity or person, including under any insurance policy issued to or for the benefit of such other entity or person, in all cases, to the extent not in conflict with the applicable other indemnification or insurance contract. In the event of payment by the Company under this Agreement and pursuant to its indemnification obligations, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnified Parties, including the rights of any Indemnified Party under any insurance policies.

4.2 Claims for Indemnification. For any claims indemnified by the Company under Section 4.1 above, to the fullest extent permitted by, and subject to the applicable conditions of, law, the Company shall promptly pay expenses (including legal fees and expenses) incurred by any Indemnified Party in appearing at, participating in or defending any action, suit, claim, demand or proceeding in advance of the final disposition of such action, suit, claim demand or proceeding, including appeals, within 30 days after receipt by the fund of a statement or statements from the Indemnified Party requesting such advance or advances from time to time. Each Indemnified Party hereby undertakes to repay any amounts advanced on its behalf (without interest) to the extent that it is ultimately determined that the Indemnified Party is not entitled under this Agreement to be indemnified by the Company. Such undertaking shall be unsecured and accepted without reference to the financial ability of the Indemnified Parties to make repayment and without regard to the Indemnified Parties’ ultimate entitlement to indemnification under the other provisions of this Agreement. No other form of undertaking shall be required of the Indemnified Parties other than the execution of this Agreement.

In addition, notwithstanding any of the foregoing to the contrary, the provisions of this Article IV shall not be construed so as to provide for the indemnification of any Indemnified Party for any liability (including liability under federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith), to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the provisions of the Article IV to the fullest extent permitted by law.

ARTICLE V
MISCELLANEOUS

5.1. Administrator Personnel. The Administrator shall authorize and permit any of its members, managers, officers or employees who may be elected or appointed as trustees or officers of the Company to serve in the capacities in which they are elected or appointed. Services to be furnished by the Administrator under this Agreement may be furnished through the medium of any of such members, managers, officers or employees. The Administrator shall make its members, managers, officers and employees available to attend meetings of the Board of Trustees as may be reasonably requested by the Board of Trustees from time to time. The Administrator shall prepare and provide such reports on the Company and its operations as may be reasonably requested by the Board of Trustees from time to time.

5.2. Independent Contractor. Except as otherwise provided herein or authorized by the Board of Trustees from time to time, the Administrator shall for all purposes herein be deemed to be an independent contractor and shall have no authority to act for or represent the Company in any way or otherwise be deemed an agent of the Company.

5.3. Effectiveness, Duration and Termination. This Agreement shall become effective as of the first date above written. The provisions of Article IV of this Agreement shall remain in full force and effect, and the Administrator shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement. Further, notwithstanding the termination or expiration of this Agreement as aforesaid, the Administrator shall be entitled to any amounts owed under Article III through the date of termination or expiration, and Section 2.3 and Section 5.7 shall continue in force and effect following such termination. This Agreement shall remain in effect for two years, and thereafter shall continue automatically for successive annual periods; provided that such continuance is specifically approved at least annually by (a) the vote of the Board of Trustees or the vote of a majority of the outstanding voting securities of the Company and (b) the vote of a majority of the Company’s trustees who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the 1940 Act) of any such party. This Agreement may be terminated at any time, without the payment of any penalty, by the Company upon not less than 60 days’ written notice or by the Administrator upon not less than 90 days’ written notice.

5.4 Assignment. The Agreement may not be assigned by a party without the consent of the other party; provided, however, that (i) the rights and obligations of the Company under this Agreement shall not be deemed to be assigned to a newly formed entity in the event of the merger of the Company into, or conveyance of all of the assets of the Company to, such newly formed entity; provided further, however, that the sole purpose of the merger or conveyance is to effect a mere change in the Company’s legal form into another limited liability entity and (ii) the Administrator may, without the consent of any other party, assign the rights and obligations of the Administrator under this Agreement to an affiliate of the Administrator.

5.5. Amendment. This Agreement may be amended by mutual consent, but the consent of the Company must be obtained pursuant to a vote of (a) the Board of Trustees or the vote of a majority of the outstanding voting securities of the Company and (b) the vote of a majority of the Company’s trustees who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the 1940 Act) of any such party.

5.6. Notice. Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, to the other party at its principal office.

5.7. Entire Agreement; Governing Law. This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof. This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the 1940 Act. To the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the provisions of the 1940 Act, the latter shall control.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

SOUND POINT DIRECT LENDING BDC

By:	/s/ Andrew Eversfield
	Name:	Andrew Eversfield
	Title:	Chief Executive Officer

SOUND POINT ADMINISTRATION LLC

By:	/s/ Stephen Ketchum
	Name:	Stephen Ketchum
	Title:	Chief Executive Officer

[Signature Page to Administration Agreement of Sound Point BDC]

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